Exhibit 99.1

Enzo Biochem, Inc.
527 Madison Avenue
New York, NY 10022

FOR IMMEDIATE RELEASE

Enzo Biochem, Inc. Announces Issuance of United States Patent for Advanced Nucleic Acid Hybridization Probe Technology for Clinical and Research Applications

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Transformative Development in Diagnostic Testing, Drug Development and Academic Research Marketplace Provides a Simple, Cost Effective and Scalable Process

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New Probe Technology Advances Company’s Ability to Offer Lower-Cost High-Performance Products and Services in the Clinical Diagnostics Market

NEW YORK, NY, August 5, 2019 -- Enzo Biochem, Inc. (NYSE: ENZ), an integrated diagnostics and therapeutics company, today announced the issuance of U.S. Patent No. 10,323,272 entitled Nucleic Acid Probes for In Situ Hybridization. The patent is related to a new probe technology developed by Enzo and transformative methods of testing using the probes, which allow for significantly more cost effective, simple and scalable processes across the multi-billion dollar diagnostic testing, drug development and academic research marketplace.

These new probes can be used to detect clinically relevant genomic targets with high-sensitivity in cell samples and biopsy tissue obtained from patients. Significantly, the new probe design permits the detection of such targets without the disadvantages encompassed in competing high-sensitivity methods such as nucleic acid amplification-based detection and branched DNA (bDNA) probe technologies, which can involve high cost, high complexity, time consuming processes and disruptions of sample integrity.

Elazar Rabbani, Ph.D., CEO of Enzo stated: “This is a transformative advance for Enzo and the industry. We are pleased to receive a U.S. patent for this new probe technology as we rapidly integrate it across our line of cytology and pathology products and services. With its superior sensitivity, simplicity of manufacturing and use, and superb performance in combination with Enzo’s PolyView® line of detection reagents, we believe this new probe design will further drive Enzo’s business in existing in situ hybridization markets, such as HPV testing. We also believe it will enable a whole new range of applications for Enzo and its customers in the areas of tissue analysis, cancer diagnostics and liquid biopsy, as well as drug development and basic research.”

The company is currently developing a next-generation, liquid cytology, Pap testing product as part of its women’s health platform, that employs the new probe technology for detecting genes of human papilloma viruses (HPV-16 and HPV-18) associated with cervical cancer. As the same viruses are also responsible for a growing number of oral and anal cancers, in both women and men, there may also be substantial further applications for these HPV probes.

Dr. Rabbani continued: “Because of its high-sensitivity signal amplification feature, we are also exploring non-in situ uses of this new probe design for the direct detection and quantification of nucleic acids of interest, including very low quantity targets where previously only nucleic acid amplification based techniques that copy the target, such as the Polymerase-mediated Chain Reaction (PCR), were practical.”

About Enzo Biochem

Enzo Biochem is a pioneer in molecular diagnostics, leading the convergence of clinical laboratories, life sciences and intellectual property through the development of unique diagnostic platform technologies that provide numerous advantages over previous standards. A global company, Enzo Biochem utilizes cross-functional teams to develop and deploy products, systems and services that meet the ever-changing and rapidly growing needs of health care today and into the future. Underpinning Enzo Biochem’s products and technologies is a broad and deep intellectual property portfolio, with patent coverage across a number of key enabling technologies.

Except for historical information, the matters discussed in this news release may be considered “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management, including those related to cash flow, gross margins, revenues, and expenses which are dependent on a number of factors outside of the control of the Company including, inter alia, the markets for the Company’s products and services, costs of goods and services, other expenses, government regulations, litigation, and general business conditions. See Risk Factors in the Company’s Form 10-K for the fiscal year ended July 31, 2018. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this press release.

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Contact:

For: Enzo Biochem, Inc.
Steve Anreder, 212-532-3232	or	Michael Wachs, CEOcast, Inc., 212-732-4300
steven.anreder@anreder.com		mwachs@ceocast.com